EXHIBIT 10.20
                              SPHERION CORPORATION

                         STOCK PURCHASE ASSISTANCE PLAN


1.    PURPOSE

      The Board of Directors of Spherion Corporation (the "Company") has established Company stock ownership guidelines for Company executives (the "Guidelines") as a means of aligning the interests of Company executives and stockholders. The purpose of the Spherion Corporation Stock Purchase Assistance Plan (the "Plan") is to facilitate investment by Company executives in shares of Company stock at levels at least sufficient to satisfy the Guidelines.

2.    DEFINITIONS

      (a)   "Board" means the Board of Directors of the Company.

      (b) "Change in Control" of the Company for purposes of this Plan shall be as determined, prospectively, from time to time, by the Board, pursuant to the affirmative vote of at least two-thirds of those members of the Board (i) who have served on the Board for at least two years prior to such determination, and
(ii) whose election, or nomination for election, during such two-year period was approved by a vote of at least two-thirds of the directors then in office who were directors at the beginning of such two-year period. Written notice of any such determination, or modification of a previous determination, shall be provided promptly to the Participants. In the event that at any time during the effectiveness of this Plan the Board has not established a definition of "Change in Control" pursuant to the first sentence of this paragraph, for purposes of this Plan, a "Change in Control" shall be deemed to have occurred upon (i) the acquisition at any time by a "person" or "group" (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (excluding, for this purpose, the Company or any of its subsidiaries, any employee benefit plan of the Company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to such securities, or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 25% or more of the combined voting power in the election of directors of the then-outstanding securities of the Company or any successor of the Company; (ii) the termination of service as directors, for any reason other than death, disability or retirement from the Board, during any period of two consecutive years or less, of individuals who at the beginning of such period constituted a majority of the Board, unless the election of or nomination for election of each new director during such period was approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of the period;
(iii) approval by the stockholders of the Company of liquidation of the Company;
(iv) approval by the stockholders of the Company and consummation of any sale or disposition, or series of related sales or dispositions, of 50% or more of the assets or earning power of the Company; or (v) approval by the stockholders of the Company and consummation of any merger or consolidation or statutory share exchange to which the Company is a party as a result of which the persons who were stockholders of the Company immediately

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prior to the effective date of the merger or consolidation or statutory share exchange shall have beneficial ownership of less than 50% of the combined voting power in the election of directors of the surviving corporation following the effective date of such merger or consolidation or statutory share exchange. Notwithstanding anything herein, no acquisition of beneficial ownership of securities of the Company, merger, sale of assets or other transaction shall be deemed to constitute a Change in Control for purposes of this Agreement if such transaction constitutes a "Management Approved Transaction." For purposes of this Agreement, a "Management Approved Transaction" shall be any transaction, which would otherwise result in a Change in Control for purposes of this Agreement in which the acquiring "person", "group" or other entity is either beneficially owned by, or comprised of, in whole or in part, three or more members of the Company's executive management, as such was constituted twelve months prior to such transaction, or is majority owned by, or comprised of, any employee benefit plan of the Company. Notwithstanding anything herein, no acquisition of beneficial ownership of securities of the Company, merger, sale of assets or other transaction shall be deemed to constitute a Change in Control for purposes of this Agreement if such transaction is approved by the affirmative vote of at least two-thirds of those members of the Board (i) who have served on the Board for at least two years prior to such approval, and (ii) whose election, or nomination for election, during such two-year period was approved by a vote of at least two-thirds of the directors then in office who were directors at the beginning of such two-year period.


                  (c) "Company" means Spherion Corporation, formerly known as Interim Services Inc., a Delaware corporation.


      (d)   "Compensation  Committee" means the Compensation  Committee of the
Board.

      (e) "Estimated Tax Rate" means the percentage rate the Compensation Committee, in its sole and absolute discretion, assigns to a Participant as an approximation of the Participant's highest marginal federal income tax rate, based on the Participant's base pay from the Company or a Subsidiary.

      (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      (g) "Guidelines" means the stock ownership guidelines established by the Board, as the same may be amended from time to time.

      (h) "Participant" means an employee of the Company or any Subsidiary who is selected by the Committee to participate in the Plan pursuant to Section 3 hereof.

      (i)   "Plan" means the Spherion  Corporation  Stock Purchase  Assistance
Plan.

      (j) "Plan Administrative Committee" means the Plan Administrative Committee appointed by the Board to administer the Company's employee benefit plans.

      (k) "Repayment Obligation" shall mean the obligation of a Participant to repay an amount as required by Section 6.

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      (l)   "Stock" means the common stock of the Company,  par value $.01 per share.

      (m) "Stock Acquisition Loan" means an individually secured loan negotiated with the Company's assistance or prior approval with an approved lending institution on behalf of a Participant. A Stock Acquisition Loan shall be obtained by the Participant on the basis of his or her individual credit worthiness and shall be not guaranteed by the Company. The maximum term for a Stock Acquisition Loan shall be seven (7) years.

      (n) "Subsidiary" means any corporation or other entity in which the Company owns, directly or indirectly, fifty percent (50%) or more of the total voting interests or capital interests.

3.    PARTICIPATION

      The Compensation Committee shall designate those employees of the Company who shall be eligible to participate in the Plan. Participants may be added or removed from the Plan at anytime, at the Compensation Committee's discretion. Unless specifically approved by the Compensation Committee, no person shall be permitted to receive any payment or other benefit under this Plan unless such person is currently employed by the Company or any Subsidiary at the time of receipt of such payment or benefit.

4.    STOCK ACQUISITION

      (a) PARTICIPATION LEVELS. The Compensation Committee shall designate the participation level for each Participant through the table set forth in Appendix A, as the same may be amended from time to time. Under the Plan, each Participant is eligible to acquire Stock up to the participation level designated in Appendix A.

      (b) STOCK ACQUISITION LOANS. To facilitate the Participant's acquisition of Stock under the Plan, the Company shall use reasonable efforts to provide each Participant with access to Stock Acquisition Loans, the proceeds of which shall be used for such Stock acquisition. Subject to any lending requirements imposed by an outside lender through which Stock Acquisition Loans are obtained, a Participant may take out additional Stock Acquisition Loans from time to time and have multiple Stock Acquisition Loans outstanding at any time.

5.    STOCK OWNERSHIP INCENTIVE PAYMENTS

      (a) TYPES OF PAYMENTS. Except as provided in Subsection (b), each Participant may be eligible to receive the following types of Stock Ownership Incentive Payments under the Plan:

            (1) INTEREST PAYMENTS. During the term of any Stock Acquisition Loan, the Company may reimburse each Participant the amount of interest paid by the Participant on such Stock Acquisition Loan. Such reimbursements (such payments being referred to as "Interest Payments") shall be made on a quarterly basis. During the first three years that any Stock Acquisition Loan is outstanding, the Interest Payments shall also include a tax equalization "gross up," equal to the product of (i) the amount of the payment, and (ii) the Participant's Estimated Tax Rate.


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            (2) DISCRETIONARY ADVANCES. The Plan Administrative Committee may
authorize additional cash advances (such payments being referred to as "Discretionary Advances") to a Participant if, upon a recommendation by the Plan Administrative Committee, the Compensation Committee determines such advances are necessary to avoid a sale or other disposition of Stock by such Participant due to a margin call, or to prevent a sale or disposition of the Stock by such Participant if, in the Plan Administrative Committee's judgment, such disposition would be detrimental to the Company or would adversely affect shareholder value.

            (3) NSO REIMBURSEMENTS. In the case of a Participant who exercises a nonqualified option to acquire Stock ("NSO") in order to satisfy the stock ownership levels specified in the Guidelines, the Compensation Committee may authorize additional cash payments (such payments being referred to as "NSO Reimbursements") to such Participant to compensate the Participant for the estimated federal income tax liability incurred by the Participant by reason of such NSO exercise, based on the Participant's Estimated Tax Rate.

            (4) ISO REIMBURSEMENTS. In the case of a Participant who exercises an Incentive Stock Option ("ISO") to acquire Stock in order to satisfy the stock ownership levels specified in the Guidelines, the Compensation Committee may authorize additional cash payments (such payments being referred to as "ISO Reimbursements") to such Participant to compensate the Participant for the estimated federal tax liability incurred by the Participant by reason of such ISO exercise.

      (b) LIMITATIONS. Notwithstanding any contrary provision of this Plan, unless otherwise approved by the Plan Administrative Committee, no Participant shall be eligible to receive:

            (1) Interest Payments with respect to any Stock Acquisition loan if the proceeds of such loan are used to purchase Shares of Stock on the open market or in a private sale, if at the time of purchase, the Participant has any presently exercisable ISOs or NSOs "in the money" which remain unexercised; or

            (2) NSO Reimbursements, if the Participant had, on the date of the exercise of an NSO that is potentially eligible for a NSO Reimbursement under this Plan, presently exercisable ISOs "in the money" which remain unexercised.

      (c) MINIMUM COMPANY COMMITMENT. The Company shall provide in excess of $25,000 of Stock Ownership Incentive Payments with respect to each Participant, to the extent such Participant is eligible to receive such payments under this
Section 5.

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6.    PARTICIPANT REPAYMENT OBLIGATIONS

      (a) REPAYMENT OBLIGATIONS. The following payments shall be treated as Repayment Obligations: (i) Interest Payments that are paid following the third anniversary of any Stock Acquisition Loan and prior to the seventh anniversary of such Stock Acquisition Loan; (ii) Interest Payments (including the gross ups) that are paid prior to the third anniversary of such Stock Acquisition Loan, if the Participant either terminates employment voluntarily or is terminated by the Company for cause prior to such date; (iii) Discretionary Advances; (iv) ISO Reimbursements; and (v) NSO Reimbursements, provided, the Compensation Committee, in its sole and absolute discretion, may forgive any portion of a Participant's NSO Reimbursement and may provide a gross up intended to offset the tax liability resulting from such debt forgiveness.

      (b) PROMISSORY NOTE. The Repayment Obligation of a Participant shall be evidenced by a writing signed by the Participant and by the execution of a negotiable promissory note. Any Repayment Obligation shall bear interest at a rate, adjusted each calendar quarter, equal to the prime rate as published by Bloomberg L.P. on the last business day of the preceding calendar quarter (or the applicable federal rate, if higher) and shall be secured by a security interest in the Participant's Stock acquired with the proceeds of the Stock Acquisition Loan.

      (c) ACCELERATION. Payment of a Repayment Obligation shall be required in full on the earlier of (i) the date of death of the Participant, (ii) in the event the Participant's employment with the Company is terminated for cause, the date of such termination of employment, (iii) the second anniversary of the Participant's termination of employment with the Company if such termination is other than a termination by the Company for cause, (iv) in the case of Interest Payments, the seventh anniversary of the corresponding Stock Acquisition Loan, or (v) subject to the limitation of Subsection 6(d), the sale or other disposition of any Stock if (I) such sale or disposition results in an individual other than the Participant being treated as the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of the Stock, and (II) the Participant's Stock ownership level is below the participation level designated in the Guidelines after such sale or disposition.

      (d) LIMIT ON ACCELERATION. Notwithstanding the provisions of Subsection
(c) above, any acceleration of a Repayment Obligation on account of a sale or other disposition pursuant to Subsection 6(c)(v) shall be limited to the lesser of (i) any gain from such sale or disposition (net of any commissions) and (ii) the Participant's Repayment Obligation at the time of the sale or disposition multiplied by the ratio of the number of shares of Stock sold or disposed of by the Participant to the total number of shares of Stock held by the Participant prior to such sale or disposition. Any portion of a Repayment Obligation not accelerated as a result of the limitation described in the preceding sentence shall continue to be repayable in accordance with the provisions of Subsection 6(c).

      As an example of the manner in which this provision is intended to operate, assume a Participant ("A") acquires 1,000 shares of Stock with the proceeds of a 7-year Stock Acquisition Loan. In Year 4, the Participant sells 700 shares (prior to achieving 100% of Participant's Guideline Amount (as defined on Appendix A) or causing Participant to fall below his previously achieved Guideline Amount) at a gain of $200 (net of commissions). At the time of the sale, the Participant had a Repayment Obligation of $400 related to interest on his Stock


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Acquisition Loan. Because after the Participant's sale of 700 shares he is below
100% of his Guideline Amount, the Participant is required to pay the Company $200. Since the Participant's gain on the sale of the 700 shares (I.E., $200) is less than the Participant's proportionate share of his Repayment Obligation related to those 700 shares (I.E., $280 -- $400 x 700 shares/1,000 shares = $280), the Participant must pay $200 to the Company pursuant to Subsection 6(d).

      (e)   EFFECTS OF TERMINATION OF EMPLOYMENT, CHANGE IN CONTROL.

            (1) TERMINATION OF A REPAYMENT OBLIGATION IN THE EVENT OF A CHANGE IN CONTROL. Notwithstanding anything to the contrary contained herein, a Participant's Repayment Obligations shall terminate upon Participant's termination of employment with the Company if such termination occurs within twelve (12) months after a Change in Control of the Company and such termination is (I) by the Company other than for cause, or (II) by the Participant for "good reason". For the purposes of this paragraph, "cause" and "good reason" shall have the meanings assigned in such Participant's Employment Agreement or Change in Control Agreement with the Company applicable in such termination.

            (2) GROSS UP FOR TERMINATION OF A REPAYMENT OBLIGATION. In the event a Participant's Repayment Obligation is terminated under paragraph (1) above, the Company shall pay the Participant a gross up amount equal to the product of
(i) the total amount of the Repayment Obligation(s) terminated, and (ii) the Participant's Estimated Tax Rate.

            (3) INELIGIBILITY FOR CONTINUED PAYMENTS UPON TERMINATION. Upon any termination of the Participant's employment with the Company, the Company's obligations to make further Stock Ownership Incentive Payments to such Participant shall terminate immediately. For purposes of this Plan, employment with a Subsidiary shall be deemed to be employment with the Company.

7.    TERMINATION AND AMENDMENT

      The Plan is completely voluntary on the part of the Company and neither its existence nor its continuation shall be construed as creating any contractual right to or obligation for its continued existence, nor shall the existence of the Plan or participation therein be deemed to modify or otherwise affect a Participant's continued employment with the Company. The Company reserves the right at any time to modify or terminate the Plan by action approved in writing by the Board or its delegatee, provided that such modification or termination shall not affect the rights and obligations of Participants and the Company under any then outstanding Stock Acquisition Loans.

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8.    ADMINISTRATION OF THE PLAN

      The Compensation Committee shall delegate to the Plan Administrative Committee the power and authority to administer the Plan. Except as otherwise provided herein and subject to the provisions of the Plan, the Plan Administrative Committee shall have full and conclusive authority to interpret the Plan; to determine the terms and provisions of any Repayment Obligation; and to make all other determinations necessary or advisable for the proper day to day administration of the Plan. The Plan Administrative Committee shall not have the power or authority to determine the persons eligible to participate in the Plan, materially increase any benefits offered under the Plan; to materially increase the Company's financial commitments; or to prescribe, amend and rescind rules and regulations relating to the Plan. The Plan Administrative Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to participate in the Plan. The Plan Administrative Committee's decisions shall be final and binding on all Participants.

9.    MISCELLANEOUS

      (a) The original version of the Interim Services Inc. 1997 Stock Purchase Assistance Plan became effective on September 1, 1997. This Stock Purchase Assistance Plan shall supersede the original version and become effective on July 7, 2000.

      (b) No benefit under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant entitled to benefits under the Plan, and any attempt to anticipate, sell, transfer, assign, pledge, encumber, or charge the same shall be void.

      (c) The titles and headings of the Sections of the Plan are placed herein for the convenience of reference only, and in the case of any conflicts, the text of the Plan, rather than the titles or headings, shall control.

      (d) The masculine pronoun, wherever used herein, shall include the feminine pronoun, and the singular shall include the plural, except where the context requires otherwise.

      (e) The provisions of the Plan shall be construed according to the laws of the State of Florida, and the venue and jurisdiction of any suit with respect to the Plan shall lie solely in the state or federal courts located in Broward County, Florida.